Exhibit 10.29

FIVE POINT HOLDINGS, LLC

2016 INCENTIVE AWARD PLAN

RESTRICTED SHARE UNIT AGREEMENT

This Restricted Share Unit Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Five Point Holdings, LLC, a Delaware limited liability company (the “Company”), and the individual named below (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Five Point Holdings, LLC 2016 Incentive Award Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Grantee:

Number of RSUs:

Date of Grant:

1. Grant of Restricted Share Units. The Company hereby grants to the Grantee the total number of Restricted Share Units set forth above as Number of RSUs (the “RSUs”), subject to all of the terms and conditions of this Agreement and the Plan. Each RSU represents the right to receive one (1) Share.

2. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the RSUs and this Agreement shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3. Vesting.

(a) Except as otherwise provided in this Section 3, the RSUs will vest [Insert Vesting Schedule] subject to the Grantee’s continued service with the Company or an Affiliate through such date (each a “Vesting Date”).

(b) [Additional Vesting Provisions]

4. Settlement. The Shares underlying the RSUs, if any, that become vested as of an applicable Vesting Date will be delivered to the Grantee on or as soon as practicable (and in any event within five (5) business days) following the Vesting Date or, in the case of vesting by reason of the occurrence of a Change in Control, as of immediately prior to the Change in Control (the date of each such settlement, the “Settlement Date”).

5. Voting and Other Rights.

(a) The Grantee shall have no rights of a shareholder with respect to the RSUs (including the right to vote the underlying Shares or to receive any distributions or dividends) unless and until Shares are issued in respect thereof on the Settlement Date.

(b) Notwithstanding the foregoing, on each date that the Company pays a dividend or distribution to holders of Shares between the Date of Grant and the Settlement Date, the Company shall credit to the Grantee an additional number of RSUs (the “Additional RSUs”)

equal to (i) the product of the total number of outstanding RSUs and Additional RSUs previously credited to the Grantee under this Agreement and the aggregate amount or value of the dividend or distribution paid with respect to a Share by the Company on such date, divided by (ii) the Fair Market Value per Share on the payment date for such dividend or distribution. Any Additional RSUs shall be subject to same payment provisions as the underlying RSUs.

6. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

7. Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

8. Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

9. Assignment and Transferability. Except for transfers to a Permitted Transferee, the RSUs may not be transferred, assigned or otherwise disposed of, and no transfer of the Grantee’s rights with respect to the RSUs, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such RSUs, and all of the rights related thereto, shall be forfeited by the Grantee.

10. Securities Laws Requirements. The Company shall not be obligated to issue Shares to the Grantee if such issuance, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).

11. Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

13. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

14. Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Grantee’s hand.

15. Notices. Any notice provided hereunder must be in writing and mailed or delivered either (i) to the Company at the physical address listed below or (ii) to the Grantee at the Grantee’s physical address on file with the Company. Any such notice shall be deemed effective (1) upon delivery if delivered in person, (2) on the next business day if transmitted by national overnight courier (such as FedEx or UPS) and (3) on the fourth business day following mailing by first class mail.

Five Point Holdings, LLC

25 Enterprise, Suite 300

Aliso Viejo, California 92656

Attention: Chief Legal Officer

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

16. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by both of the parties hereto.

17. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understand the terms and provision thereof, and accepts the RSUs subject to all the terms and conditions of the Plan and this Agreement.

18. Taxes. The Company shall require a cash payment by or on behalf of the Grantee in satisfaction of the amount of tax to be withheld from Grantee in respect of the settlement of the RSUs or alternatively, if the Grantee requests, the Administrator in its sole discretion may but shall not be required to deduct from the Shares otherwise issuable or other compensation payable to the Grantee the sums to be withheld from Grantee pursuant to federal, state or local tax law in respect of the settlement of the RSUs (in the case of withheld Shares, measured at their Fair Market Value on the date of required withholding).

19. Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between the Grantee and the Company during the six-month period immediately following the Grantee’s separation from service shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or, if earlier, the Grantee’s date of death). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

FIVE POINT HOLDINGS, LLC

By:

Name:

Title:

GRANTEE

Name:

25 Enterprise, Suite 300, Aliso Viejo, CA 92656 | p. 949.349.1000 | f. 949.349.0718 | FivePoint.com